As filed with the Securities and Exchange Commission on July 6, 2022

Registration No. 333-265669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CRYOMASS TECHNOLOGIES INC

(Exact name of registrant as specified in its charter)

NEVADA

(Jurisdiction of incorporation or organization)

3420	82-5051728
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Bannock St, Suite 612, Denver, CO 80204

(Address of principal business offices)

303-416-7208

(Registrant’s telephone number, including area code)

J.P. Galda

c/o J.P. Galda & Co., 40 E. Lancaster Avenue LTW 22, Ardmore, PA 19003

(Name, address of agent for service)

Copies of Communications to:

J.P. Galda & Co. Attn: J.P. Galda, Esq.

40 East Montgomery Avenue LTW 220

Ardmore, PA 19003

Tel: (215) 815-1534

Email: jpgalda@jpgaldaco.com

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this proxy statement-prospectus becomes effective and upon the consummation of the conversion described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	US$	1,342
Printing Expenses	US$	0
Accounting Fees and Expenses	US$	0
Legal Fees and Expenses	US$	1,000
Blue Sky Fees/Expenses	US$	0
Transfer Agent Fees	US$	0
TOTAL		$2,342

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and bylaws limit director liability and provide for indemnification to the fullest extent provided by Nevada law.

Item 15. Recent Sales of Unregistered Securities

The information required by this item has previously been filed on Form 8-K.

Item 16. Exhibits.

The following documents are filed as part of this Registration Statement:

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S- 1 filed on May 9, 2012).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S- 1 filed on May 9, 2012).
3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on January 13, 2014).
3.4	Certificate of Change filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.5	Articles of Merger filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.6	Articles of Merger filed with the Nevada Secretary of State on October 14, 2019 (incorporated by reference to our Current Report on Form 8-K filed on October 18, 2019)
3.7	Articles of Merger filed with the Nevada Secretary of State on September 1, 2020 (incorporated by reference to our Current Report on Form 8-K filed on September 3, 2020)
3.8	Articles of Merger filed with the Nevada Secretary of State on July 23, 2021 (incorporated by reference to our Current Report on Form 8-K filed on July 27, 2021)
5.1*	Opinion Regarding Legality
(10)	Material Contracts
10.1	Asset Purchase Agreement between Andina Gold Corp, General Extract LLC, Cryocann USA Corporation, Steve Cimini and Matt Armstrong dated June 22, 2021 (incorporated by reference to our Current Report on Form 8-K filed on June 28, 2021)
10.2	Asset Purchase Agreement Among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, Good Meds, Inc. and Cryomass Technologies Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.3	Mutual Termination Agreement by and among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, and Good Meds, Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.4	Restated and Amended Administrative Services Agreement by and among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, and Good Meds, Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.5	2019 Omnibus Equity Incentive Plan (incorporated by reference to our Annual Report on Form 10-K for December 31, 2020)
10.6	2022 Stock Incentive Plan (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.7	Christian Noel Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.8	Amendment to Christian Noel Employment Agreement dated December 13, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.9	Philip Mullin Revised Employment Agreement (incorporated by reference to our Annual Report on Form 10-K for December 31, 2020)
10.10	Amendment to Philip Mullin Revised Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.11	Patricia Kovacevic Third Amended Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.12	Amendment to Patricia Kovacevic Third Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.13	Form of Convertible Note (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.14	Form of Warrant- August 1, 2020 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.15	Form of Warrant- April 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.16	Form of Warrant-October 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.17	Form of Warrant-November 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.18	Equity Purchase Agreement with Peak One Opportunity Fund, L.P. (incorporated by reference to our Registration Statement on Form S-1 filed on April 27, 2022)
10.19	Amendment No. 1 to Equity Purchase Agreement with Peak One Opportunity Fund, L.P. (incorporated by reference to our Registration Statement on Form S-1 filed on April 27, 2022)
21	Subsidiaries of the Registrant (incorporated by reference to our Registration Statement on Form S- 1 filed on June 17, 2022)
23.1*	Consent of BF Borger CPA PC
23.2	Consent of J.P. Galda (included in Exhibit 5.1)
107	Filing Fee Table (incorporated by reference to our Registration Statement on Form S- 1 filed on June 17, 2022)

*	filed herewith.

Item 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Landrum, South Carolina.

July 6, 2022	Cryomass Technologies Inc

	By:	/s/ Philip B. Mullin
Philip B. Mullin
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed, as of July 6, 2022, by the following persons in the capacities indicated below.

	BY:	Christian Noël*
Chief Executive Officer

	BY:	Delon Human*
Chairman of the Board and Director

	BY:	/s/ Philip B. Mullin
Chief Financial Officer

	BY:	Patricia Kovacevic*
General Counsel, Corporate Secretary

	BY:	Mark Radke*
Director

	BY:	Mario Gobbo*
Director

	BY:	Simon Langelier*
Director
By: /s/ Philip B. Mullin, Attorney-In-Fact